UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2022

EPIZYME, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35945	26-1349956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Technology Square, 4th Floor Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 229-5872

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.0001 par value	EPZM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2022, Epizyme, Inc. (the “Company”) issued a press release announcing the appointment of Jerald Korn as its Chief Operating Officer, effective upon commencement of his employment with the Company on or about March 21, 2022 (the “Commencement Date”).

Mr. Korn most recently served as Chief Operating Officer and General Counsel of Kaleido Biosciences, Inc. (“Kaleido”) from July 2021 to March 2022 after having been hired as General Counsel and Corporate Secretary in July 2019 and promoted to General Counsel and Chief Administrative Officer in January 2021. Prior to joining Kaleido, Mr. Korn served in various roles of increasing responsibility at TESARO, Inc. (“TESARO”) from April 2015 to July 2019, including General Counsel and Chief Administrative Officer, Global Chief Compliance Officer and Deputy General Counsel, and Assistant General Counsel and Compliance Officer. Prior to TESARO, Mr. Korn served in a variety of legal and compliance roles at other pharmaceutical companies, including Cubist Pharmaceuticals, Inc. from August 2013 to March 2015, Millennium Pharmaceuticals from July 2011 to August 2013 and AMAG Pharmaceuticals, Inc. from August 2008 to July 2011. Prior to AMAG Pharmaceuticals, he was an associate in the law firm of Ropes & Gray LLP. Mr. Korn holds a bachelor’s degree in economics from Harvard University and a J.D. from Boston University School of Law.

There are no arrangements or understandings between Mr. Korn and any other person, or with the Company, pursuant to which Mr. Korn was appointed to serve as an officer of the Company. Mr. Korn has no family relationships with any of the executive officers or directors of the Company, and there are no related party transactions of the kind described in Item 404(a) of Regulation S-K in which Mr. Korn was a participant.

Mr. Korn has entered into an employment offer letter with the Company (the “Offer Letter”). Under the Offer Letter, Mr. Korn’s annual base salary is $475,000 and his annual target bonus opportunity will be 40% of his annual base salary. Although Mr. Korn will be employed by the Company for a partial year in 2022, he will be eligible for the full year target bonus for 2022. Mr. Korn will also receive a one-time sign-on bonus payment of $100,000; provided, however, that in the event of Mr. Korn’s voluntary departure or resignation from the Company for any reason or the Company’s termination of Mr. Korn’s employment for cause within twelve months of the Commencement Date, Mr. Korn will repay the full amount of such sign-on bonus within thirty days after the termination of his employment with the Company. Additionally, as a material inducement to Mr. Korn’s acceptance of employment with the Company, and pursuant to Nasdaq Listing Rule 5635(c)(4), on April 1, 2022 (the “Grant Date”) Mr. Korn will be granted inducement stock options to purchase 800,000 shares of the Company’s common stock, exercisable at a price per share equal to the closing market price of the Company’s common stock on the Grant Date. The stock options will vest as to 25% of the underlying shares on the first anniversary of the Grant Date and as to an additional 2.0833% of the shares at the end of each successive month following the first anniversary of the Grant Date until the fourth anniversary of the Grant Date.

Under the Company’s Executive Severance and Change in Control Plan (the “Severance Plan”), if the Company terminates Mr. Korn’s employment without cause (as defined in the Severance Plan), prior to or more than twelve months following a change in control (as defined in the Severance Plan), he will be entitled to receive his monthly base salary and medical benefits for nine months following the date of such termination or, if the Company terminates Mr. Korn’s employment without cause or he terminates his employment for good reason (as defined in the Severance Plan) within twelve months following a change in control, he will be entitled to receive his monthly base salary and medical benefits for twelve months following the date of such termination and 100% of his target bonus, and any unvested stock options or restricted stock unit awards (or, in the case of restricted stock awards, any such awards that remain subject to repurchase by the Company) Mr. Korn may have as of his termination date shall immediately vest, in either case subject to Mr. Korn signing a severance agreement and release of claims.

The foregoing descriptions of the Offer Letter and the Severance Plan do not purport to be complete and are qualified in their entirety by reference to the Offer Letter, a copy of which will be filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to the Company’s next Quarterly Report on Form 10-Q, and the Severance Plan, a copy of which was filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2019 and is incorporated herein by reference.

Also in connection with Mr. Korn’s appointment as Chief Operating Officer of the Company, Mr. Korn will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.16 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-187982) filed with the SEC on April 26, 2013 and is incorporated herein by reference. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Mr. Korn for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as Chief Operating Officer.

Item 7.01 Regulation FD Disclosure

On March 15, 2022, the Company issued a press release announcing Mr. Korn’s appointment as the Company’s Chief Operating Officer as well as dosing of the first patient in the Phase 3 randomized portion of SYMPHONY-1 (EZH-302), the Company’s Phase 1b/3 confirmatory study assessing tazemetostat in combination with rituximab + lenalidomide (R2) compared with R2 plus placebo in patients with relapsed or refractory follicular lymphoma. A copy of this press release is furnished as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press release issued by the Company on March 15, 2022*

104	Cover Page Interactive Data File (embedded within XBRL document)

* The exhibit shall be deemed to be furnished, and not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIZYME, INC.

Date: March 15, 2022	By:	/s/ Grant Bogle
Grant Bogle
President and Chief Executive Officer